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                                                                EXHIBIT 23.8




                   CONSENT OF RAYMOND JAMES & ASSOCIATES, INC.







The Board of Directors
Continental Waste Industries, Inc.
67 Walnut Avenue
Suite 103
Clark, NJ 07066


Dear Members of the Board:

        We hereby consent to the use of our opinion letter to the Board of Directors of Continental Waste Industries, Inc. ("Continental"), included as Annex B to the Solicitation Statement of Continental (which is also a Prospectus of Republic Industries, Inc. ("Republic")), which forms a part of the Registration Statement dated as of the date hereof on Form S-4 of Republic relating to the proposed merger of Continental with a wholly-owned subsidiary of Republic, and to the references therein to such opinion under the captions "SUMMARY" and "THE MERGER." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.






                                        RAYMOND JAMES & ASSOCIATES, INC.


December 13, 1996